Exhibit 99.1

GREENLIGHT FINANCIAL SERVICES

(A California Corporation)

FINANCIAL STATEMENTS

December 31, 2012

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

Greenlight Financial Services

We have audited the accompanying financial statements of Greenlight Financial Services (the “Company”), a California Corporation, which comprise the balance sheet as of December 31, 2012, the related statements of operations, stockholders’ equity, and cash flows for the year then ended, and the related notes to such financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greenlight Financial Services as of December 31, 2012, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

/S/ Squar, Milner, Peterson, Miranda & Williamson, LLP

Newport Beach, California

March 26, 2013

GREENLIGHT FINANCIAL SERVICES

BALANCE SHEET

December 31, 2012

ASSETS
Cash	$57,550,881
Restricted cash	3,113,315
Mortgage loans held for sale, at fair value	237,239,373
Mortgage loans held for investment	292,443
Mortgage servicing rights	996,808
Derivative financial instruments	171,908
Prepaid expenses and other assets	1,039,163
Property and equipment, net	2,986,637

Total assets	$303,390,528

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued liabilities	$11,944,452
Warehouse borrowings	218,394,435
Repurchase reserve	5,452,302
Derivative financial instruments	715,310

Total liabilities	236,506,499

Commitments and Contingencies (Note 4)
Stockholders’ Equity
Common stock, no par value, 10,000 shares authorized; 10,000 shares issued and outstanding	539,830
Additional paid-in capital	4,100,000
Retained earnings	62,244,199

Total stockholders’ equity	66,884,029

Total liabilities and stockholders’ equity	$303,390,528

The accompanying notes are an integral part of these financial statements.

GREENLIGHT FINANCIAL SERVICES

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2012

REVENUES
Mortgage banking	$175,208,128
Interest income from mortgage loans held for sale	6,235,609
Other income	263,449

Total revenues	181,707,186

OPERATING EXPENSES
Interest expense on warehouse borrowings	5,184,343
Advertising	36,402,309
Personnel	58,963,719
Other general and administrative	18,533,933
Occupancy	2,521,171
Data processing	2,847,782
Professional fees	2,055,092
Loan administration expense	169,725

Total operating expenses	126,678,074

NET INCOME	$55,029,112

The accompanying notes are an integral part of these financial statements.

GREENLIGHT FINANCIAL SERVICES

STATEMENT OF STOCKHOLDERS’ EQUITY

For the Year Ended December 31, 2012

	Common Stock		Additional Paid-in	Retained
	Shares	Amount	Capital	Earnings	Total
BALANCE – December 31, 2011	10,000	$539,830	$4,100,000	$17,070,087	$21,709,917
Distributions	—	—	—	(9,855,000)	(9,855,000)
Net income	—	—	—	55,029,112	55,029,112

BALANCE – December 31, 2012	10,000	$539,830	$4,100,000	$62,244,199	$66,884,029

The accompanying notes are an integral part of these financial statements.

GREENLIGHT FINANCIAL SERVICES

STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$55,029,112
Adjustments to reconcile net income to net cash used in operating activities:
Origination of mortgage loans held for sale	(6,086,161,240)
Proceeds from sale of mortgage loans held for sale	6,003,225,295
Change in fair value of mortgage loans held for sale	(4,401,140)
Change in fair value of derivative asset	(171,908)
Change in fair value of derivative liability	715,310
Provision for loan repurchase claims	4,722,120
Depreciation and amortization	558,332
Changes in operating assets and liabilities:
Mortgage loans held for investment	705,553
Mortgage servicing rights	(996,808)
Prepaid expenses and other assets	(732,899)
Accounts payable and accrued liabilities	1,984,077

Net cash used in operating activities	(25,524,196)

CASH FLOWS FROM INVESTING ACTIVITIES
Change in restricted cash	(1,294,245)
Purchases of property and equipment	(2,794,856)

Net cash used in financing activities	(4,089,101)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to stockholders	(9,855,000)
Net borrowings on warehouse financing facilities	89,718,706

Net cash provided by financing activities	79,863,706

NET INCREASE IN CASH	50,250,409
CASH – beginning of year	7,300,472

CASH – end of year	$57,550,881

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$5,242,715

State income taxes	$1,372,260

Noncash investing and financing activities:
Acquisition of equipment through capital leases	$367,867

The accompanying notes are an integral part of these financial statements.

GREENLIGHT FINANCIAL SERVICES

NOTES TO FINANCIAL STATEMENTS

December 31, 2012

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Greenlight Financial Services (the “Company”), a California S-Corporation, was formed on July 17, 2001 and operates as a mortgage banker in the state of California. The Company is a national mortgage lender and originates and sells residential mortgage loans into the secondary markets. The Company’s headquarters and main operations center is located in Irvine, California, with branches in San Diego, California and Las Vegas, Nevada. At December 31, 2012, the Company was licensed to originate loans in 43 states and was actively originating loans in thirty-one states and the District of Columbia.

The Company operates under approval from the United States Department of Housing and Urban Development (“HUD”) to fund HUD-insured mortgages as a Title I and Title II “Non-supervised mortgagee”. The Company is a Federal Home Loan Mortgage Corporation (“Freddie Mac’) and Federal National Mortgage Association (“Fannie Mae”) seller and servicer, and recently gained Government National Mortgage Association (“Ginnie Mae”) approval in October 2012.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates include, among others, the valuation of loans held for sale, mortgage servicing rights, and derivative financial instruments. Actual amounts could materially differ from those estimates.

Fair Value Option

The fair value option provides an option to elect fair value as an alternative measurement for selected financial assets and financial liabilities. The Company has elected the fair value option for mortgage servicing rights (“MSR’s”), and mortgage loans held-for-sale, The Company hedges the relationship between forward loan sales commitments (hedging instrument) and fixed-rate warehouse loans (hedged item). Changes in fair value are recorded to operations and derivatives are reflected as assets or liabilities.

Concentrations

The Company currently maintains substantially all of its cash (including restricted cash) with several major financial institutions. At times, cash balances may be in excess of the amounts insured by the Federal Deposit Insurance Corporation (“FDIC”).

GREENLIGHT FINANCIAL SERVICES

NOTES TO FINANCIAL STATEMENTS

December 31, 2012

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentrations (continued)

The Company originates real estate loans and generates revenues from the origination and sale of these loans. Although management closely monitors market conditions, such activity is sensitive to fluctuations in prevailing interest rates and the real estate markets. A majority of all properties securing the real estate loans held for sale are located in California. Current economic conditions in the California real estate market and/or increases in mortgage interest rates could have a future material adverse impact on the Company’s financial condition and operations.

Cash, Cash Equivalents and Restricted Cash

Cash and cash equivalents consist of cash and highly liquid investments with maturities of three months or less at the date of acquisition. The Company had no cash equivalents at December 31, 2012.

Cash balances that have restrictions as to the Company’s ability to withdraw funds are considered restricted cash.

Mortgage Loans Held For Sale

Mortgage loans held for sale consists of single-family residential property mortgages having maturities up to 30 years. Pursuant to the mortgage terms, the borrowers have pledged the underlying real estate as collateral for the loans. It is the Company’s primary practice to sell all loans to mortgage loan purchasers shortly after they are funded, on both a servicing released and servicing retained basis. The Company entered into a “Subservicing Agreement” in 2012 with a subservicer to provide certain management and disposition services for the mortgage assets. The servicing retained assets (MSR portfolio), under the agreement, consist of Freddie Mac and Fannie Mae loans.

Mortgage loans held for sale are accounted for using the fair value option, with changes in fair value recorded in gain on sale of mortgage loans. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 825, Financial Instruments, loan origination fees and expenses are recognized in earnings as incurred and not deferred. Fair value of loans held for sale generally consists of the current market value of loans funded and held for sale to investors. As of December 31, 2012, all loans held for sale were allocated for sale to investors and fair value represents the value of the loan based on an actual commitment price with an investor.

GREENLIGHT FINANCIAL SERVICES

NOTES TO FINANCIAL STATEMENTS

December 31, 2012

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Mortgage Loans Held For Sale (continued)

At December 31, 2012, mortgage loans held for sale are summarized as follows:

Unpaid principal balance	$228,471,373
Mark to market adjustment	8,768,000

Mortgage loans held for sale, at fair value	$237,239,373

Mortgage Servicing Rights (MSR’s)

The Company accounts for mortgage loan sales in accordance with FASB ASC 860, Transfers and Servicing. Upon sale, the mortgage loans are removed from the balance sheet, mortgage servicing rights (MSR’s) are recorded as an asset for servicing rights retained, and a gain on sale, if applicable, is recognized for the difference between the carrying value of the receivables and the sales proceeds, net of origination costs and market subservicing fees. The Company elected to measure MSR’s at fair value as prescribed by FASB ASC 860-50-35, and as such, servicing assets or liabilities are valued using discounted cash flow modeling techniques using assumptions regarding future net servicing cash flow, including prepayment rates, discount rates, servicing cost and other factors. Changes in estimated fair value are reported in the accompanying statement of operations within mortgage banking revenues.

Mortgage Banking

Mortgage banking revenues on the statement of operations includes the premium from loan sales, the mark to market gain on mortgage loans held for sale, the realized and unrealized gain/loss on derivative interest rate hedging instruments, gain/loss servicing released premiums (“SRP”), gain/loss price adjustments, unrealized gain/loss on interest rate lock commitment derivatives, and the provision for repurchase claims on previously sold loans.

The Company recognizes gains on mortgage loans held for sale based upon changes in the fair value and when such loans are sold. Per FASB ASC 860, Transfers and Servicing, a transfer of financial assets in which the transferor surrenders control over those assets is accounted for as a sale. The transferor has surrendered control over transferred assets if and only if all of the following conditions are met: (a) the transferred assets have been isolated from the transferor (put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership); (b) each transferee has the right to pledge or exchange the assets it received, and no condition both constrains the transferee from taking advantage of its right to pledge or exchange and provides more than a trivial benefit to the transferor; and (c) the transferor does not maintain effective control over the transferred assets through either (1) an agreement that both entitles and obligates the transferor to repurchase or redeem them before their maturity or (2) the ability to unilaterally cause the holder to return specific assets, other than through a cleanup call.

GREENLIGHT FINANCIAL SERVICES

NOTES TO FINANCIAL STATEMENTS

December 31, 2012

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Mortgage Banking (continued)

As such, the loans receivable and corresponding warehouse financing borrowings are removed from the balance sheet at the time of transfer with gains and/or losses recorded to current earnings based on the original “take-out” price commitment.

The Company generates revenues from interest income on mortgage loans that it originates. The revenues realized are based on the loan amount multiplied by the contractual interest rate from the time of funding by the Company through the time of sale. These revenues are recognized as earned during the period from funding to sale. The Company does not recognize interest income on any loan which is delinquent for greater than ninety days with respect to its monthly contractual principal and interest payment.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Renewals and improvements are capitalized, while replacements, maintenance and repairs, which do not significantly improve or extend the useful life of the asset are expensed when incurred. Depreciation of property and equipment is computed using straight-line methods over the estimated useful lives of the assets ranging from three to five years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated economic life of the asset or the term of the related lease.

Long-Lived Assets

The Company’s long-lived assets are reviewed for impairment in accordance with the guidance of the FASB ASC 360-10, Property, Plant, and Equipment, whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value.

Management believes that there was no indication of impairment of long-lived assets as of and for the year ended December 31, 2012. There can be no assurance, however, that market conditions or demand for the Company’s loan products or services will not change which could result in long-lived asset impairment charges in the future.

GREENLIGHT FINANCIAL SERVICES

NOTES TO FINANCIAL STATEMENTS

December 31, 2012

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Measurements

The Company follows the Fair Value Measurements Guidance FASB ASC 820-10, which requires, among other things, a hierarchy that prioritizes inputs to valuation techniques used to measure fair value. The fair value hierarchy gives the highest priority quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is based on quoted market prices, where available. If listed prices or quotes are not available, fair value is based on internally developed models that primarily use, as inputs, market-based or independently sourced parameters, including but not limited to yield curves, interest rates, volatilities and credit curves. In addition to market information, models also incorporate transaction details, such as maturity of the instrument(s). Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality, constraints on liquidity and unobservable parameters. Valuation adjustments are applied consistently by the Company over time.

For financial instruments not carried at fair value, management believes that the carrying value approximates fair value due to their relative short-term maturity. Such financial instruments consist of cash, restricted cash, accounts payable and accrued liabilities, warehouse financing facilities, and capital leases payable.

Escrow and Fiduciary Funds

The Company maintains segregated escrow trust accounts with balances totaling $4,601,596 at December 31, 2012, for the limited closing and disbursement of funded loans. These cash funds and offsetting liabilities are excluded from assets and liabilities in the accompanying balance sheet.

Special purpose accounts are also maintained to set aside funds for disbursement of borrower taxes and insurance. The total balance in these accounts was $1,099,863 at December 31, 2012, and is reflected in cash on the accompanying balance sheet.

Income Taxes

The Company has elected to be taxed as an “S” Corporation for both federal and state income tax purposes. Accordingly, the Company has not provided for federal income taxes because the income tax liability is that of the individual stockholders. The state tax treatment is substantially the same as the federal, except for a 3.5% tax imposed by California on the Company’s taxable income, plus various other state taxes imposed by the states where the Company transacts its business. Deferred state tax assets and liabilities were not significant at December 31, 2012.

GREENLIGHT FINANCIAL SERVICES

NOTES TO FINANCIAL STATEMENTS

December 31, 2012

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising Costs

Advertising costs consist primarily of expenditures for various broadcast media advertising such as television and radio, as well as, direct advertising such as Internet and direct mail. The Company expenses advertising costs as incurred. For broadcast media advertising, these costs include the cost of production and airtime of spots and accompanying commissions paid to advertising agencies. For direct advertising, these costs include design, printing and mailing costs associated with direct mail campaigns.

Repurchase Claims and Risks and Uncertainties

The Company sells loans to investors without recourse and retains loan servicing with an approved sub-servicer on a small portfolio of originations. As such, these purchasers have assumed the risk of loss or default by the borrower. However, the Company is generally required by these investors to make certain representations and warranties such as, but not limited to; credit information, loan documentation and collateral. To the extent that the Company breaches such representations and warranties, the Company may be required to repurchase the loans and/or indemnify these investors for any losses from future borrower defaults. During the year ended December 31, 2012, the Company, either repurchased loans at the price sold to the investor or negotiated settlement agreements in lieu of repurchasing loans, or indemnified the investor. Company settlements totaled $510,024 for the year ended December 31, 2012. The Company accrues a loan loss reserve on each funded loan against any future loan repurchases, settlements and/or indemnification agreements. Repurchased loans are evaluated at time of repurchase for purposes of determining fair market value and carrying value on the balance sheet. The Company also assesses whether such repurchased loans can be cured with respect to payment default issues or whether the loan has the ability to be resold at a later date.

Repurchased loans which have been determined to be non-saleable or cannot be cured for which fair market value is materially less than cost, are charged against the repurchase reserve.

Repurchased loans which are likely to be sold at a later date or cured are recorded as an addition to mortgage loans held for sale.

Accounting for Derivative Instruments

In accordance with FASB ASC 815, Derivatives and Hedging, the Company records its derivative instruments at fair value as either assets or liabilities on the balance sheet. The derivatives used by the Company are interest rate lock commitments (“IRLC’s”) and certain hedge instruments, which are primarily ‘‘to be announced mortgage-backed securities’’ (‘‘TBA MBS’’) and mandatory delivery contracts (collectively the “Hedges”). The changes in fair value of the derivative instruments are recognized in the statement of operations as a component of mortgage banking revenue.

GREENLIGHT FINANCIAL SERVICES

NOTES TO FINANCIAL STATEMENTS

December 31, 2012

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounting for Derivative Instruments (continued)

The Company enters into IRLC’s with prospective borrowers to originate mortgage loans that will be held for sale. These commitments are accounted for as derivatives under FASB ASC 820. In the IRLC, the Company agrees to extend credit to a prospective borrower under certain specified terms and conditions at a specified rate, regardless of whether interest rates change in the market. IRLC’s do not bind the potential borrower to obtain the loan, nor do they guarantee that the Company will approve the loan once the creditworthiness has been determined. Loans in process with IRLC’s at December 31, 2012 approximated $723,676,000, consisting of 2,894 loans.

The Company is at risk for potential changes in the value of that IRLC. To mitigate the risk of increases in interest rates affecting its IRLC’s and unsold mortgage loans held for sale, the Company enters into Hedges. Because the potential borrower is not bound to obtain the loan, the Company uses a formula to determine the probability of a loan to fund and adjusts the Hedge amounts accordingly to appropriately mitigate any change in value of the loan. As of December 31, 2012, the Company entered into hedge coverage for 76.38% of the IRLC’s and uncommitted mortgage loans held for sale.

In May 2011, the FASB issued ASU 2011-04—Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements (“ASU 2011-04”), clarifying how to measure and disclose fair value. This guidance amends the application of the “highest and best use” concept to be used only in the measurement of fair value of nonfinancial assets, clarifies that the measurement of the fair value of equity-classified financial instruments should be performed from the perspective of a market participant who holds the instrument as an asset, clarifies that an entity that manages a group of financial assets and liabilities on the basis of its net risk exposure can measure those financial instruments on the basis of its net exposure to those risks, and clarifies when premiums and discounts should be taken into account when measuring fair value. The fair value disclosure requirements also were amended. The amendments in ASU 2011-04 are effective prospectively for annual periods beginning after December 15, 2011. The adoption of the amended guidance did not have a significant impact on the Company’s financial statements.

Subsequent Events

Management has evaluated subsequent events through March 26, 2013, the date the financial statements were available to be issued.

GREENLIGHT FINANCIAL SERVICES

NOTES TO FINANCIAL STATEMENTS

December 31, 2012

2.	FAIR VALUE MEASUREMENTS

Fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practical to estimate the value is based upon the characteristics of the instruments and relevant market information. Financial instruments include cash, evidence of ownership in an entity, or contracts that convey or impose on an entity that contractual right or obligation to either receive or deliver cash for another financial instrument.

Fair value is the amount at which a financial instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation, and is best evidenced by a quoted market price if one exists.

The Company’s balance of mortgage loans held for sale is subject to changes in fair value, due to fluctuations in interest rates from the loan funding date through the date of sale of the loan into the secondary market. Typically, the fair value of the portfolio of loans held for sale declines in value when interest rates increase and rises in value when interest rates decrease. Assets and liabilities measured at fair value on a recurring basis at December 31, 2012 (there were no assets or liabilities measured at fair value on a non-recurring basis) were:

		Level 1	Level 2	Level 3
	Total carrying value	Quoted market prices in Active markets	Internal Models with significant observable market parameters	Internal models with significant unobservable market parameters
Mortgage loans held for sale	$237,239,373	$—	$237,239,373	$—
Mortgage servicing rights	996,808	—	—	996,808
IRLC’s	171,908	—	—	171,908

Total assets	$238,408,089	$—	$237,239,373	$1,168,716

Derivative liabilities	$715,310	$—	$715,310	$—

GREENLIGHT FINANCIAL SERVICES

NOTES TO FINANCIAL STATEMENTS

December 31, 2012

2.	FAIR VALUE MEASUREMENTS (continued)

The Company began retaining servicing on certain loans sold in 2012. In prior years, all loans were sold on a servicing released basis. Accordingly, mortgage servicing rights are a new Level 3 measurement for 2012.

The following tables present a reconciliation for all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the year ended December 31, 2012:

	Level 3 Recurring Fair Value Measurements
	Mortgage Servicing Rights	IRLC’s
Fair value, December 31, 2011	$—	$—
Total gains (losses) included in earnings:
Change in fair value	996,808	171,908

Total gains (losses) included in earnings	996,808	171,908
Transfers in and/or out of Level 3	—	—
Purchases, issuances and settlements
Purchases	—	—
Issuances	—	—
Settlements	—	—

Fair value, December 31, 2012	$996,808	$171,908

Unrealized gains (losses) still held	$996,808	$171,908

The following tables present the changes in recurring fair value measurements included in net earnings for the year ended December 31, 2012:

	Recurring Fair Value Measurements
	Changes in Fair Value Included in Net Earnings
	For the Year Ended December 31, 2012
	Revenues	Expenses	Total
Loans held-for-sale	$4,401,140	$—	$4,401,140
Mortgage servicing rights	996,808	—	996,808
IRLC’s	171,908	—	171,908
TBA MBS derivative liabilities	—	(715,310)	(715,310)

Total	$5,569,856	$(715,310)	$4,854,546

GREENLIGHT FINANCIAL SERVICES

NOTES TO FINANCIAL STATEMENTS

December 31, 2012

2.	FAIR VALUE MEASUREMENTS (continued)

The following table presents quantitative information about the valuation techniques and unobservable inputs applied to Level 3 fair value measurements for financial instruments measured at fair value on a recurring and nonrecurring basis at December 31, 2012:

Financial Instrument	Estimated Fair Value	Valuation Technique	Unobservable Input	Range of Inputs
Assets and liabilities
Mortgage servicing rights	996,808	DCF	Discount rates	10.5 - 15.5%
			Prepayment rates	7.52 - 25.43%
IRLC’s	171,908	Market Pricing	Pull-through rate	76%

The following is a description of the measurement techniques for items recorded at estimated fair value on a recurring basis.

Mortgage Servicing Rights – The Company elected to carry all of its mortgage servicing rights at fair value. The fair value of mortgage servicing rights is based upon an internal discounted cash flow model. The valuation model incorporates assumptions that market participants would use in estimating the fair value of servicing. These assumptions include estimates of prepayment speeds, discount rate, cost to service, escrow account earnings, contractual servicing fee income, prepayment and late fees, among other considerations. Mortgage servicing rights are considered a Level 3 measurement at December 31, 2012.

Mortgage Loans Held for Sale – The Company elected to carry its mortgage loans held for sale at fair value. Given the meaningful level of secondary market activity for conforming mortgage loans, active pricing is available for similar assets and accordingly, the Company classifies its mortgage loans held for sale as a Level 2 measurement at December 31, 2012.

Derivative Assets and Liabilities – The Company’s derivative assets and liabilities are carried at fair value as required by GAAP and are accounted for as free standing derivatives. The derivative assets are IRLCs with prospective residential mortgage borrowers whereby the interest rate on the loan is determined prior to funding and the borrowers have locked in that interest rate. These commitments are determined to be derivative instruments. The derivative liabilities are forward sold mortgage backed securities (TBA MBS) used to hedge the fair value changes associated with changes in interest rates relating to its mortgage loan origination operations. The Company hedges the period from the interest rate lock (assuming a fall-out factor) to the date of the loan sale. The estimated fair value of TBA MBS is based on current market prices for similar instruments. Active pricing is available for similar TBA MBS and accordingly Company classifies its TBA MBS derivative liabilities as a Level 2 measurement at December 31, 2012. For IRLC’s, the value if derived from the value of similar loan instruments, however the Company must assess and appropriate fall-out factor and accordingly, the Company classifies its IRLC derivative assets as a Level 3 measurement at December 31, 2012.

GREENLIGHT FINANCIAL SERVICES

NOTES TO FINANCIAL STATEMENTS

December 31, 2012

2.	FAIR VALUE MEASUREMENTS (continued)

The following table includes information pertaining to the Company’s derivative assets and liabilities, as of December 31, 2012 and for the year then ended:

	Notional Balance at	Total Gains (Losses) For the Year Ended
	December 31,	December 31,
	2012	2012
Derivative assets – IRLCs	$723,676,000	$171,908
Derivative liabilities – TBA MBS	636,380,000	(715,310)

3.	WAREHOUSE BORROWINGS

Borrowings on warehouse lines of credit were $218,394,435 at December 31, 2012. As of December 31, 2012, the Company had uncommitted lines of credit totaling $21,605,565 of borrowing capacity and a committed facility for $75,000,000. Borrowings under these lines of credit are used to fund, and are secured by, residential mortgage loans that are held for sale and may be guaranteed by the Company’s stockholders. Loans under these lines of credit are repaid using proceeds from the sales of loans held for sale by the Company.

As of December 31, 2012, the Company had the following balances outstanding under its warehouse borrowing agreements:

Warehouse Line 1	$18,830,940
Warehouse Line 2	51,597,611
Warehouse Line 3	71,670,437
Warehouse Line 4	76,295,447
Warehouse Line 5	—
Warehouse Line 6	—

Total warehouse borrowings	$218,394,435

1)	Line 1 is scheduled to expire May 27, 2013. The total facility size is $80,000,000. This financing facility is secured by the related mortgage loans and is guaranteed by the Company’s stockholder. This line can be cancelled at the option of the lender or the Company without default upon 30 days written notice. The interest rate is 30-day LIBOR plus 2.50%, or a floor of 3.50%, whichever is greater. Additionally, the Company is required to pledge to the lender at least the aggregate of advances greater than 96 to 98% of the borrower’s loan. The Company is required to maintain a minimum adjusted tangible net worth of $10,000,000 and a liquidity of $5,000,000, which it complied with at December 31, 2012.

GREENLIGHT FINANCIAL SERVICES

NOTES TO FINANCIAL STATEMENTS

December 31, 2012

3.	WAREHOUSE BORROWINGS (continued)

2)	Line 2 is scheduled to expire September 20, 2013. The total facility size is $60,000,000. This financing facility is secured by the related mortgage loans and is not guaranteed by the Company’s stockholders. Additionally, the Company is required to maintain a money market bank account for a “Pledged” balance of not less than 2% of the maximum participation balance, plus the aggregate of advances greater than 99% of the borrower’s loan. The interest rate is 30-day LIBOR plus 2.00%, or a floor of 3.75%, whichever is greater. The Company is required to maintain a minimum tangible net worth of $25,000,000 and a liquidity of $5,000,000, which it complied with at December 31, 2012.

3)	Line 3 is scheduled to expire January 21, 2014. The total facility size is $100,000,000. This financing facility is secured by the related mortgage loans and is guaranteed by the Company’s stockholders. The interest rate charged on borrowings is equal to the lender’s cost of funds plus 3.50%, but not less than a floor of 3.50%. Additionally, the Company is required to pledge to the lender at least the aggregate of advances greater than 95% of the borrower’s loan. The Company is required to maintain a minimum tangible net worth of $10,000,000 and a liquidity of $5,000,000, which it complied with at December 31, 2012.

4)	Line 4 is scheduled to expire on April 29, 2013. The total facility size is $75,000,000. This financing facility is secured by the related mortgage loans and is not guaranteed by the Company’s stockholders. The interest rate is 30-day LIBOR plus 2.50% and no floor minimum. Additionally, the Company is required to pledge to the lender at least the aggregate of advances greater than 97% of the borrower’s loan. The Company is required to maintain a minimum tangible net worth of $13,000,000 and a liquidity of $5,000,000, which it complied with at December 31, 2012.

5)	Line 5 expired on December 12, 2012 and was not renewed. The outstanding balance on this line was zero at December 31, 2012. The total facility size was $10,100,000. This financing facility was active during the year 2012. It was secured by the related mortgage loans and guaranteed by the Company’s stockholders. The interest rate charged on borrowings was equal to the prime rate plus 1.50% as published in the Wall Street Journal, but not less than 5.25%. The Company was required to maintain a minimum net worth of the greater of (a) $840,000 or (b) 10% of balance outstanding on the facility, which the Company complied with through the expiration date.

6)	Line 6 expired on January 10, 2013 and was not renewed. The outstanding balance on this line was zero at December 31, 2012. The total facility size was $40,000,000. This financing facility was active during the year 2012. It was secured by the related mortgage loans and guaranteed by the Company’s stockholders. The interest rate was 30-day LIBOR or a floor of 0.40% plus 3.25% per annum, whichever was greater. Additionally, the Company was required to pledge to the lender at least the aggregate of advances greater than 95 to 98% of the borrower’s loan. The Company was required to maintain a minimum net worth of $8,000,000, which the Company complied with through the expiration date.

GREENLIGHT FINANCIAL SERVICES

NOTES TO FINANCIAL STATEMENTS

December 31, 2012

4.	COMMITMENTS AND CONTINGENCIES

General

In the normal course of business, companies in the mortgage banking industry encounter certain economic and regulatory risks. Economic risks include interest rate risk, credit risk, market risk and regulatory risk. The Company is subject to interest rate risk to the extent that in a rising interest rate environment, the Company will generally experience a decrease in loan production, which will negatively impact the Company’s operations. Credit risk is the risk of default, primarily in the Company’s loan portfolio, that results from borrowers’ inability or unwillingness to make contractually required payments. Market risk reflects changes in the liquidity of the secondary loan markets which impacts the value of loans held for sale and in commitments to originate loans. Regulatory risks include administrative enforcement actions and/or civil or criminal liability resulting from the Company’s failure to comply with the laws and regulations applicable to the Company’s business.

Real Estate Mortgage Loans

At December 31, 2012, mortgage loans held for sale at fair value of $237,239,373 had been funded and were committed to be sold to investors.

Operating Leases

The Company leases its office facility under a noncancelable operating lease expiring in December 2017. The lease agreement calls for a term of 5 years, with early termination allowed after three years.

The future minimum rental payments required under this operating lease are the following for the years ending December 31:

2013	$2,007,437
2014	2,128,190
2015	2,229,552
2016	1,830,762
2017	416,092

Total	$8,612,033

Rent expense was $1,667,757 for the year ended December 31, 2012 and is included in occupancy expense in the accompanying statement of operations.

Errors and Omissions Insurance and Surety Bonds

At December 31, 2012, the Company carried fidelity bond and specified errors and omissions insurance with an aggregate liability limit of $2,750,000. The Company also maintains surety bonds totaling $2,902,500 issued for state licensing purposes.

GREENLIGHT FINANCIAL SERVICES

NOTES TO FINANCIAL STATEMENTS

December 31, 2012

4.	COMMITMENTS AND CONTINGENCIES (continued)

Legal

At times, the Company is subject to various claims and actions, which arise in the ordinary course of business. Management, having consulted with its legal counsel, believes the ultimate resolution of any such claims and actions, both individually and in the aggregate, will not have a material adverse effect upon the Company’s financial position or the results of its operations.

Net Worth and Financial Covenant Requirements

At December 31, 2012, the Company was in compliance with all financial covenants and tangible net worth requirements for each of their warehouse borrowing facilities. The maximum tangible net worth requirement by any one of the facilities is $25 million, and required liquidity of $5 million for each line. This amount is at or above the requirements of the Company’s secondary market investors and/or agency requirements. Noncompliance with such requirements could materially affect the amounts in these financial statements and related disclosures.

Trademarks

In 2004, the Company entered into an agreement with OTC Pacific, LLC (“OTC”), whereby OTC granted to the Company the exclusive, worldwide and nontransferable license to use, reproduce and publicly display trademarks containing the “Greenlight” name, including trade names, service marks, service names and/or logos identified in the agreement. The agreement, as amended in October 2011, has an initial term expiring in 2019, but will automatically renew annually unless terminated by either party. Terms of the agreement call for the Company to pay royalties based on certain incremental percentages of total loan funding volume during the year. For the year ended December 31, 2012, the Company paid OTC royalty fees of $13,781,948 under the terms of this agreement.

Concentrations

As of December 31, 2012, the Company had received approval to originate loans in 43 states and the District of Columbia, with significant activity in the following states:

State	% of Originations
California	83%

GREENLIGHT FINANCIAL SERVICES

NOTES TO FINANCIAL STATEMENTS

December 31, 2012

5.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2012:

Computer and office equipment	$4,517,723
Purchased computer software	1,721,717
Furniture and fixtures	2,041,458
Leasehold improvements	718,862

Total	8,999,760
Accumulated depreciation and amortization	(6,013,123)

$2,986,637